Exhibit 99.1

VIMEO REPORTS Q1 2023 FINANCIAL RESULTS

Vimeo Enterprise Bookings growth accelerated to 62% year-over-year
Net loss narrowed to $0.7 million
Delivered positive Adjusted EBITDA for third consecutive quarter

NEW YORK— May 3, 2023—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its results for the first quarter ended March 31, 2023 today.

"In the first quarter Vimeo delivered our third consecutive quarter of positive Adjusted EBITDA and Free Cash Flow, and our third quarter of accelerating Bookings growth in Vimeo Enterprise," said Anjali Sud, Chief Executive Officer of Vimeo. "Importantly, we are seeing encouraging signs that we can return Self-Serve to growth as we get to a more normalized post COVID environment. We believe our results and the momentum behind our initiatives indicate that we’re very much on track to simplify Vimeo and grow efficiently in the future."

Watch Vimeo's interactive shareholder video now at https://vimeo.com/investors.

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q1 2023	Q1 2022
Revenue	$103.6	$108.4
Gross profit	79.9	81.6
Gross margin	77%	75%
Operating income (loss)	(2.8)	(26.3)
Net income (loss)	(0.7)	(26.6)
Diluted EPS	—	(0.16)
Adjusted EBITDA	3.2	(10.4)

See reconciliations of GAAP to non-GAAP measures below.

Q1 2023 HIGHLIGHTS
•Vimeo now has approximately 1.5 million Self-Serve & Add-Ons Subscribers, and 2.5 thousand Vimeo Enterprise Subscribers.
•Total Bookings fell 5% year-over-year. Self-Serve & Add-Ons Bookings were down 6%, Vimeo Enterprise Bookings grew 62% year-over-year, and Other Bookings were down 31%. Vimeo Enterprise now represents 14% of total Bookings.
•Revenue decreased 4% year-over-year to $103.6 million, and Gross Profit decreased 2% year-over-year to $79.9 million.
•Operating loss was $2.8 million, a $23.5 million improvement from the first quarter of 2022. Net loss was $0.7 million in the quarter, a $25.9 million improvement from the first quarter of 2022.
•Adjusted EBITDA was $3.2 million, a $13.6 million improvement from the first quarter of 2022.
•Cash used by operations was $1.2 million, and Vimeo generated positive Free Cash Flow of $4.9 million, or 5% of revenue.
•Vimeo Enterprise added new customers including the BBC, UCLA, Warner Brothers, Johnson & Johnson, Karl Lagerfeld, and the National Gallery among other customers. Vimeo Enterprise Net Revenue Retention (NRR) was 100%.

FINANCIAL OUTLOOK

For the second quarter of 2023, Vimeo expects:
•Revenue to be approximately $100 million,
•GAAP operating loss of approximately $17 million, and
•Adjusted EBITDA to be at or slightly above breakeven.

For full-year 2023, Vimeo is:
•Reaffirming an expected mid-single digit percent decline in revenue,
•Updating its expectation for GAAP operating loss to now be between $50 million and $45 million, and
•Reaffirming its expectation for Adjusted EBITDA to be between $5 million and $10 million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its first quarter results on Thursday, May 4, 2023, at 8:30 a.m. Eastern Time. This live stream will include disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://vimeo.com/investors.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$103,582	$108,354
Cost of revenue (exclusive of depreciation shown separately below)	23,672	26,756
Gross profit	79,910	81,598
Operating expenses:
Research and development expense	31,260	34,418
Sales and marketing expense	39,987	43,156
General and administrative expense	9,306	28,612
Depreciation	928	376
Amortization of intangibles	1,234	1,291
Total operating expenses	82,715	107,853
Operating loss	(2,805)	(26,255)
Interest expense	(121)	(121)
Other income, net	2,644	341
Loss before income taxes	(282)	(26,035)
Income tax provision	(416)	(523)
Net loss	$(698)	$(26,558)

Basic and diluted per share information:
Loss per share	$—	$(0.16)
Weighted average shares outstanding	161,833	161,312

Stock-based compensation expense by function:
Cost of revenue	$141	$164
Research and development expense	4,918	4,699
Sales and marketing expense	2,487	932
General and administrative expense	(8,655)	8,398
Total stock-based compensation expense	$(1,109)	$14,193

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$268,366	$274,497
Accounts receivable, net	28,149	31,434
Prepaid expenses and other current assets	16,163	18,395
Total current assets	312,678	324,326

Leasehold improvements and equipment, net	1,118	1,355
Goodwill	245,406	245,406
Intangible assets with definite lives, net	4,234	5,468
Other non-current assets	25,909	28,876
TOTAL ASSETS	$589,345	$605,431

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$5,214	$8,415
Deferred revenue	168,187	167,388
Accrued expenses and other current liabilities	49,782	57,151
Total current liabilities	223,183	232,954

Other long-term liabilities	15,869	18,619

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,561	1,572
Class B common stock	94	94
Preferred stock	—	—
Additional paid-in capital	765,662	768,390
Accumulated deficit	(416,065)	(415,367)
Accumulated other comprehensive loss	(959)	(831)
Total shareholders' equity	350,293	353,858
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$589,345	$605,431

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(698)	$(26,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	(1,109)	14,193
Amortization of intangibles	1,234	1,291
Depreciation	928	376
Provision for credit losses	(119)	3,123
Gain on the sale of an asset	37	—
Non-cash lease expense	1,126	1,880
Other adjustments, net	(27)	16
Changes in assets and liabilities:
Accounts receivable	2,198	(8,686)
Prepaid expenses and other assets	1,610	338
Accounts payable and other liabilities	(8,440)	(11,616)
Deferred revenue	2,017	(1,110)
Net cash used in operating activities	(1,243)	(26,753)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	21
Capital expenditures	(86)	(515)
Proceeds from the sale of an asset	639	1,611
Net cash provided by investing activities	553	1,117
Cash flows from financing activities:
Withholding taxes paid related to equity awards	(1,709)	(5,137)
Proceeds from exercise of stock options	79	18
Contingent consideration payment	(3,297)	—
Other	(265)	—
Net cash used in financing activities	(5,192)	(5,119)
Total cash used	(5,882)	(30,755)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(257)	(125)
Net decrease in cash and cash equivalents and restricted cash	(6,139)	(30,880)
Cash and cash equivalents and restricted cash at beginning of period	274,834	322,345
Cash and cash equivalents and restricted cash at end of period	$268,695	$291,465

VIMEO, INC. DISAGGREGATED REVENUE AND OPERATING METRICS
(in thousands except per ARPU)

	Three Months Ended March 31,
	2023	2022
Disaggregated Revenue
Self-Serve & Add-Ons	$71,602	$76,091
Vimeo Enterprise	11,572	9,101
Other	20,408	23,162
Total Revenue	$103,582	$108,354

Operating Metrics
Self-Serve & Add-Ons:
Subscribers	1,478.5	1,566.7
Average Subscribers	1,491.8	1,560.7
ARPU	$195	$198
Bookings	$71,374	$76,275

Vimeo Enterprise:
Subscribers	2.5	1.8
Average Subscribers	2.4	1.7
ARPU	$19,831	$21,611
Bookings	$13,531	$8,360

Other:
Subscribers	83.6	120.9
Average Subscribers	88.5	129.8
ARPU	$935	$724
Bookings	$12,855	$18,636

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
($ in millions; rounding differences may occur)

	Three Months Ended March 31,
	2023	2022
Reconciliation of non-GAAP gross profit:
GAAP Gross profit	$79.9	$81.6
Gross Margin	77%	75%
Add back: Stock-based compensation expense	0.1	0.2
Add back: Restructuring costs	0.3	—
Non-GAAP Gross Profit	$80.3	$81.8
Non-GAAP Gross Margin	78%	75%

Reconciliation of non-GAAP operating expenses:
GAAP Research and development expense	$31.3	$34.4
% of Revenue	30%	32%
Less: Stock-based compensation expense	4.9	4.7
Less: Restructuring costs	2.8	—
Non-GAAP Research and development expense	$23.5	$29.7
% of Revenue	23%	27%

GAAP Sales and marketing expense	$40.0	$43.2
% of Revenue	39%	40%
Less: Stock-based compensation expense	2.5	0.9
Less: Restructuring costs	1.1	—
Non-GAAP Sales and marketing expense	$36.4	$42.2
% of Revenue	35%	39%

GAAP General and administrative expense	$9.3	$28.6
% of Revenue	9%	26%
Less: Stock-based compensation expense	(8.7)	8.4
Less: Contingent consideration	0.1	—
Less: Restructuring costs	0.7	—
Non-GAAP General and administrative expense	$17.2	$20.2
% of Revenue	17%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(0.7)	$(26.6)
Add back:
Income tax provision	0.4	0.5
Other income, net	(2.6)	(0.3)
Interest expense	0.1	0.1
Operating loss	(2.8)	(26.3)
Operating Loss Margin	(3)%	(24)%
Add back:
Stock-based compensation expense	(1.1)	14.2
Depreciation	0.9	0.4
Amortization of intangibles	1.2	1.3
Contingent consideration	0.1	—
Restructuring costs	4.9	—
Adjusted EBITDA	$3.2	$(10.4)
Adjusted EBITDA Margin	3%	(10)%

Computation of Free Cash Flow:
Net cash used in operating activities	$(1.2)	$(26.8)
Add: Restructuring costs	4.5	—
Add: Contingent consideration	1.7	—
Less: Capital expenditures	(0.1)	(0.5)
Free Cash Flow	$4.9	$(27.3)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK
($ in millions; rounding differences may occur)

	Three Months Ended June 30, 2023	Twelve Months Ended December 31, 2023
Operating loss to Adjusted EBITDA range:
Operating loss	$(17.5)	$(49.6)	—	$(44.6)
Add back:
Stock-based compensation expense	16.3	45.2		45.2
Depreciation	0.3	1.7		1.7
Amortization of intangibles	0.9	2.8		2.8
Contingent consideration	—	—		—
Restructuring costs	—	4.9		4.9
Adjusted EBITDA	$0.0	$5.0	—	$10.0

PRINCIPLES OF FINANCIAL REPORTING

We have provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is one of the metrics on which our internal budgets are based and also one of the metrics by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA. Adjusted EBITDA used in our outlook will differ from net earnings (loss) and operating income (loss) in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA provided below.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating loss excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (4) restructuring costs associated with exit or disposal activities such as a reduction in force. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are either non-cash or non-recurring in nature and are collectively referred to as "Adjusted EBITDA Non-GAAP Adjustments." Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Adjusted EBITDA Margin is Adjusted EBITDA, divided by revenue.
Non-GAAP Gross Profit excludes stock-based compensation expense and restructuring costs included in Cost of revenue.

Non-GAAP Gross Margin is Non-GAAP Gross Profit, divided by revenue.
Non-GAAP Operating Expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude Adjusted EBITDA Non-GAAP Adjustments in their respective expense items.

Free Cash Flow is defined as net cash used in, or provided by, operating activities less cash used for capital expenditures, contingent consideration arrangements included in operating activities and restructuring costs. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Items That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive.

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Restructuring costs consist of costs associated with exit or disposal activities such as severance and other post-employment benefits paid in connection with a reduction in force. We consider these costs to be non-recurring in nature and therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Operating Metrics and Key Terms

Self-Serve & Add-Ons relates to our subscription plans sold directly online, and any add-on services tied to those online subscriptions. This includes our Starter, Standard, and Advanced subscription plans, and add-on services such as bandwidth charges, which are sold through our sales force to subscribers of one of our plans if they exceed a certain threshold of bandwidth.
Vimeo Enterprise relates to our video offering designed for teams and organizations, which includes the same capabilities of Self-Serve & Add-Ons plus enterprise-grade features such as advanced security, custom user permissions, single-sign on for employees, interactive video tools, and marketing software integrations. Vimeo Enterprise is sold through our sales force and is often an upgrade from Vimeo's Self-Serve & Add-Ons as the number of users or use cases in an organization grow.

Other relates to products and services we offer outside of Self-Serve & Add-Ons and Vimeo Enterprise, primarily our over-the-top ("OTT") video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Other also includes Magisto, Livestream, WIREWAX, and Wibbitz.
Subscribers is the number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of customers who maintain accounts across Self-Serve & Add-Ons, Vimeo Enterprise, and Other, Vimeo counts them as one subscriber for each of the components in which they maintain a subscription. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.
Average Subscribers is the sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.
Average Revenue per User (“ARPU”) is the annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.
Bookings consists of fixed fees for SaaS services, measured at the end of the relevant period, that subscribers have paid or committed to pay during their subscription period or 12 months, whichever is shorter, less refunds and chargebacks during the same period.
Gross Margin is revenue less cost of revenue, divided by revenue.
Operating Loss Margin is Operating loss, divided by revenue.
Net Revenue Retention ("NRR") is a metric we track for our Vimeo Enterprise Customers that is calculated at the end of the relevant period, by taking the sum of (a) annualized subscription revenue for Vimeo Enterprise Customers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same customers over the preceding twelve months and dividing that by the annualized subscription revenue for all customers that existed twelve months prior plus the variable revenue attributed to this same set of customers over the twelve months prior to that date.

DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 4/28/2023	Dilution at:

Share Price			$3.29	$4.00	$6.00	$8.00	$10.00

Common Stock Outstanding as of 4/28/2023	165.8		165.8	165.8	165.8	165.8	165.8

SARs and Stock Options	15.2	$5.76	—	—	—	1.5	2.9
RSUs	15.9		8.5	8.5	8.5	8.5	8.5
Total Estimated Dilution			8.5	8.5	8.5	10.0	11.4
% Dilution			5.1%	5.1%	5.1%	6.0%	6.9%
Total Estimated Diluted Shares Outstanding			174.3	174.3	174.3	175.8	177.2

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The estimated dilutive effect was calculated assuming the Company settles equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle stock appreciation rights will be impacted by movement in the stock price of Vimeo.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on May 4, 2023, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: adverse changes in economic conditions, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract sales-assisted customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic and geopolitical events on our business, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") on February 27, 2023 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo (NASDAQ:VMEO) is the world's most innovative video experience platform. We enable anyone to create high-quality video experiences to connect better and bring ideas to life. We proudly serve our growing community of nearly 300 million users — from creative storytellers to globally distributed teams at the world's largest companies. Learn more at www.vimeo.com.

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Ken Goff
ir@vimeo.com

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